NEWS RELEASE

EVEREST RE GROUP, LTD.
 Wessex House, 45 Reid Street, 2nd Floor, Hamilton HM DX, Bermuda

 Contact:  Elizabeth B. Farrell
 Vice President, Investor Relations
 Everest Global Services, Inc.
 908.604.3169

For Immediate Release

Everest Re Group Reports Third Quarter 2013 Earnings and
Record Underwriting Income of $500 million through Nine Months

HAMILTON, Bermuda – October 23, 2013 -- Everest Re Group, Ltd. (NYSE: RE) today reported third quarter 2013 net income available to common shareholders of $234.8 million, or $4.81 per diluted common share, compared to net income of $250.9 million, or $4.82 per diluted common share, for the third quarter of 2012. After-tax operating income1available to common shareholders, excluding realized capital gains and losses, was $205.0 million, or $4.20 per diluted common share, for the third quarter of 2013, compared to after-tax operating income1 of $210.6 million, or $4.05 per diluted common share, for the same period last year. A significant item impacting the quarter’s earnings was an increase in the annualized effective tax rate, reducing operating income by $24.3 million, or $0.50 per diluted common share. This change in the annualized effective tax rate was driven by lower than planned catastrophe losses in the quarter.

For the nine months ended September 30, 2013, net income available to common shareholders was $894.7 million, or $17.94 per diluted common share, compared to $770.2 million, or $14.61 per diluted common share, for the first nine months of 2012. After-tax operating income1available to common shareholders, excluding realized capital gains and losses, was $759.2 million, or $15.22 per diluted common share, compared to $673.5 million or $12.78 per diluted common share, for the same period in 2012.

Commenting on the Company’s results, Chairman and Chief Executive Officer, Joseph V. Taranto said, “Through the first nine months we had $895 million of net income for a 19% return on equity and grew premium by 24%. Over the last several years we have strategically focused on expanding our global footprint and improving our risk adjusted returns. I want to thank our staff, which I believe is the best in the business, for their terrific work that helped us achieve these goals.”

Operating highlights for the third quarter of 2013 included the following:

•
Gross written premiums were $1.5 billion, an increase of 22% compared to the third quarter of 2012. Total Reinsurance premiums were up 24% to $1.1 billion with continued strong growth emanating from expansion initiatives in the property reinsurance markets. Insurance premiums also rose with an increase of 12% for the quarter primarily driven by California workers’ compensation and non-standard automobile business.

•
The combined ratio for the quarter was 88.0% compared to 87.2% in the third quarter of 2012. Excluding catastrophe losses, reinstatement premiums, and prior period loss development, the current quarter attritional combined ratio was 82.3% compared to 84.9% for the same period last year.

•
Catastrophe losses were $75.0 million for the quarter arising from the German hailstorms and flood events in Canada, including an increase in estimated losses for the flooding in Alberta, Canada due to an escalation of the industry loss. The net impact of these losses in the quarter, after reinstatement premiums and taxes, was $65.0 million.

•	Net investment income for the quarter was $127.9 million and includes $4.6 million of limited partnership income.
•
Interest expense on debt has declined from $13.3 million in the third quarter of 2012 to $7.6 million in the current quarter as a result of the redemption of the 6.2% junior subordinated debt securities in May of this year.

•	Net after-tax realized capital gains amounted to $29.8 million in the quarter, offset, in part, by $22.5 million of unrealized losses, net of tax, on the fixed income portfolio.
•	Cash flow from operations was $380.4 million compared to $174.9 million for the same period in 2012.
•
The year-to-date effective tax rate on operating income increased from 12.3% at June 30, 2013 to 15.0% at September 30, 2013 resulting in a $24.3 million, or $0.50 per diluted common share, impact and an effective tax rate of 21.7% for the quarter. The increase in the effective tax rate was primarily attributable to lower than planned catastrophe losses, resulting in higher than expected income for the year.

•
Through nine months, the annualized after-tax operating income1 return on average adjusted shareholders’ equity2 was 16.1% compared to 15.3% in 2012. For this same period, the annualized net income return on average adjusted shareholders’ equity2 was 19.0% compared to 17.5% in 2012.

•
During the quarter, the Company repurchased 724,654 of its common shares at an average price of $137.98 and a total cost of $100.0 million. For the year, the Company repurchased 4.3 million of its common shares for a total cost of $550.0 million. The repurchases were made pursuant to a share repurchase authorization, provided by the Company’s Board of Directors, under which there remains 5.0 million shares available.

•
Shareholders’ equity ended the quarter at $6.7 billion, relatively flat to the level at December 31, 2012. Book value per share increased 7% from $130.96 at December 31, 2012 to $140.20 at September 30, 2013.

Effective July 1, 2013, Mt. Logan Re established separate segregated accounts and issued non-voting, redeemable preferred shares to capitalize the segregated accounts. Mt. Logan Re meets the definition of a variable interest entity. Accordingly, the financial position and operating results for Mt. Logan Re are consolidated with the Company. The non-controlling interests in Mt. Logan Re’s operating results and equity are presented as separate captions in the Company’s financial statements. The Company’s financial supplement, located on the website at www.everestregroup.com, now includes an additional segment for the activities related to Mt. Logan Re to assist investors with the impact of this new entity on the Company’s financials.

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company.  These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest Reinsurance Company (Ireland), Limited provides reinsurance to non-life insurers in Europe. Mt. Logan Re, a segregated cell company, capitalized by the Company and third party investors, is a specialty reinsurer of catastrophe risks. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the U.S. Everest Indemnity Insurance Company offers excess and surplus lines insurance in the U.S. Everest Insurance Company of Canada provides property and casualty insurance to policyholders in Canada. Additional information on Everest Re Group companies can be found at the Group’s web site at www.everestregroup.com.

A conference call discussing the third quarter results will be held at 10:30 a.m. Eastern Time on October 24, 2013. The call will be available on the Internet through the Company’s web site or at www.streetevents.com.

Recipients are encouraged to visit the Company’s web site to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestregroup.com in the “Financial Reports” section of the “Investor Center”. The supplemental financial information may also be obtained by contacting the Company directly.
___________________________

1The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance.  After-tax operating income (loss) consists of net income (loss) excluding after-tax net realized capital gains (losses) as the following reconciliation displays:

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
(Dollars in thousands, except per share amounts)	2013		2012		2013		2012
		(unaudited)				(unaudited)

		Per Diluted		Per Diluted		Per Diluted		Per Diluted
		Common		Common		Common		Common
	Amount	Share	Amount	Share	Amount	Share	Amount	Share

Net income (loss)*	$234,759	$4.81	$250,922	$4.82	$894,744	$17.94	$770,177	$14.61
After-tax net realized capital gains (losses)	29,781	0.61	40,351	0.78	135,544	2.72	96,665	1.83

After-tax operating income (loss)*	$204,978	$4.20	$210,571	$4.05	$759,200	$15.22	$673,512	$12.78

* attributable to common shareholders
(Some amounts may not reconcile due to rounding.)

Although net realized capital gains (losses) are an integral part of the Company’s insurance operations, the determination of net realized capital gains (losses) is independent of the insurance underwriting process.  The Company believes that the level of net realized capital gains (losses) for any particular period is not indicative of the performance of the underlying business in that particular period.  Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions.  The Company understands that the equity analysts who follow the Company focus on after-tax operating income (loss) in their analyses for the reasons discussed above.  The Company provides after-tax operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

2Adjusted shareholders’ equity excludes net after-tax unrealized (appreciation) depreciation of investments.

--Financial Details Follow--

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except per share amounts)	2013	2012	2013	2012
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$1,225,755	$1,009,454	$3,466,047	$3,045,232
Net investment income	127,872	152,024	422,382	453,791
Net realized capital gains (losses):
Other-than-temporary impairments on fixed maturity securities	-	(3,548)	(191)	(9,902)
Other-than-temporary impairments on fixed maturity securities
transferred to other comprehensive income (loss)	-	-	-	-
Other net realized capital gains (losses)	44,958	66,291	205,789	154,784
Total net realized capital gains (losses)	44,958	62,743	205,598	144,882
Net derivative gain (loss)	5,639	703	33,005	(9,420)
Other income (expense)	(2,726)	(5,943)	(3,318)	15,675
Total revenues	1,401,498	1,218,981	4,123,714	3,650,160

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	770,102	603,654	2,074,336	1,813,990
Commission, brokerage, taxes and fees	248,587	221,082	723,700	724,374
Other underwriting expenses	59,860	55,762	167,707	153,932
Corporate expenses	4,758	5,947	16,643	16,683
Interest, fees and bond issue cost amortization expense	7,637	13,331	38,480	39,753
Total claims and expenses	1,090,944	899,776	3,020,866	2,748,732

INCOME (LOSS) BEFORE TAXES	310,554	319,205	1,102,848	901,428
Income tax expense (benefit)	72,027	68,283	204,336	131,251

NET INCOME (LOSS)	$238,527	$250,922	$898,512	$770,177
Net (income) loss attributable to noncontrolling interests	(3,768)	-	(3,768)	-
NET INCOME (LOSS) ATTRIBUTABLE TO EVEREST RE GROUP	$234,759	$250,922	$894,744	$770,177

Other comprehensive income (loss), net of tax:
Unrealized appreciation (depreciation) ("URA(D)") on securities arising during the period	(20,925)	116,694	(340,267)	202,229
Less: reclassification adjustment for realized losses (gains) included in net income (loss)	(1,592)	1,512	(7,511)	(5,702)
Total URA(D) on securities arising during the period	(22,517)	118,206	(347,778)	196,527
Foreign currency translation adjustments	(5,913)	36,252	(13,228)	27,125
Pension adjustments	1,470	1,199	4,161	3,166
Total other comprehensive income (loss)	(26,960)	155,657	(356,845)	226,818
Other comprehensive (income) loss attributable to noncontrolling interests	-	-	-	-
Total other comprehensive income (loss), net of tax attributable to Everest Re Group	(26,960)	155,657	(356,845)	226,818

COMPREHENSIVE INCOME (LOSS)	$207,799	$406,579	$537,899	$996,995

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO EVEREST RE GROUP:
Basic	$4.85	$4.84	$18.09	$14.66
Diluted	4.81	4.82	17.94	14.61
Dividends declared	0.48	0.48	1.44	1.44

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(Dollars and share amounts in thousands, except par value per share)	2013	2012
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value	$12,690,506	$13,141,657
(amortized cost: 2013, $12,380,972; 2012, $12,444,880)
Fixed maturities - available for sale, at fair value	19,780	41,470
Equity securities - available for sale, at market value (cost: 2013, $143,131; 2012, $131,630)	139,471	143,493
Equity securities - available for sale, at fair value	1,417,398	1,255,557
Short-term investments	867,356	860,379
Other invested assets (cost: 2013, $523,811; 2012, $596,590)	523,811	596,590
Cash	589,534	537,050
Total investments and cash	16,247,856	16,576,196
Accrued investment income	120,955	130,209
Premiums receivable	1,635,693	1,237,859
Reinsurance receivables	724,232	659,081
Funds held by reinsureds	226,294	228,375
Deferred acquisition costs	353,815	303,268
Prepaid reinsurance premiums	90,642	71,107
Deferred tax asset	208,141	262,024
Income taxes recoverable	51,579	68,442
Other assets	368,713	241,346
TOTAL ASSETS	$20,027,920	$19,777,907

LIABILITIES:
Reserve for losses and loss adjustment expenses	$9,737,917	$10,069,055
Future policy benefit reserve	65,255	66,107
Unearned premium reserve	1,622,098	1,322,525
Funds held under reinsurance treaties	2,592	2,755
Commission reserves	67,047	65,533
Other net payable to reinsurers	224,873	162,778
Losses in course of payment	595,304	191,076
5.4% Senior notes due 10/15/2014	249,945	249,907
6.6% Long term notes due 5/1/2067	238,360	238,357
Junior subordinated debt securities payable	-	329,897
Accrued interest on debt and borrowings	12,092	4,781
Equity index put option liability	46,462	79,467
Unsettled securities payable	52,536	48,830
Other liabilities	304,721	213,372
Total liabilities	13,219,202	13,044,440

NONCONTROLLING INTERESTS:
Redeemable noncontrolling interests - Mt. Logan Re	91,268	-

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50,000 shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200,000 shares authorized; (2013) 67,863
and (2012) 67,105 outstanding before treasury shares	679	671
Additional paid-in capital	2,013,191	1,946,439
Accumulated other comprehensive income (loss), net of deferred income tax expense
(benefit) of $59,848 at 2013 and $119,629 at 2012	180,204	537,049
Treasury shares, at cost; 19,949 shares (2013) and 15,687 shares (2012)	(1,913,914)	(1,363,958)
Retained earnings	6,437,290	5,613,266
Total shareholders' equity attributable to Everest Re Group, Ltd.	6,717,450	6,733,467
TOTAL LIABILITIES, NONCONTROLLING INTERESTS AND SHAREHOLDERS' EQUITY	$20,027,920	$19,777,907

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands)	2013	2012	2013	2012
	(unaudited)		(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$238,527	$250,922	$898,512	$770,177
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	(181,317)	(227,333)	(401,623)	(119,923)
Decrease (increase) in funds held by reinsureds, net	12,729	37,682	485	46,089
Decrease (increase) in reinsurance receivables	(11,187)	(22,945)	(77,165)	(35,972)
Decrease (increase) in current income taxes	15,641	19,927	16,730	21,386
Decrease (increase) in deferred tax asset	57,638	14,935	113,278	48,896
Decrease (increase) in prepaid reinsurance premiums	(14,605)	(27,524)	(21,513)	(18,401)
Increase (decrease) in reserve for losses and loss adjustment expenses	(100,751)	(138,310)	(275,893)	(405,540)
Increase (decrease) in future policy benefit reserve	(285)	(535)	(852)	(1,454)
Increase (decrease) in unearned premiums	178,193	121,344	304,728	(52,225)
Increase (decrease) in other net payable to reinsurers	33,937	138,239	63,702	165,142
Increase (decrease) in losses in course of payment	174,701	76,527	404,836	87,337
Change in equity adjustments in limited partnerships	(4,343)	(18,274)	(40,693)	(46,766)
Change in other assets and liabilities, net	6,754	(11,280)	(68,112)	96,913
Non-cash compensation expense	4,923	9,452	15,088	22,826
Amortization of bond premium (accrual of bond discount)	14,773	14,829	50,280	45,795
Amortization of underwriting discount on senior notes	14	13	41	38
Net realized capital (gains) losses	(44,958)	(62,743)	(205,598)	(144,882)
Net cash provided by (used in) operating activities	380,384	174,926	776,231	479,436

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale, at market value	594,260	503,303	1,912,978	1,294,896
Proceeds from fixed maturities matured/called - available for sale, at fair value	-	1,300	7,213	1,300
Proceeds from fixed maturities sold - available for sale, at market value	214,173	217,983	845,357	639,301
Proceeds from fixed maturities sold - available for sale, at fair value	1,056	11,783	18,398	72,926
Proceeds from equity securities sold - available for sale, at market value	326	76,000	45,749	130,792
Proceeds from equity securities sold - available for sale, at fair value	101,176	89,311	459,945	386,917
Distributions from other invested assets	10,874	32,015	128,422	53,032
Cost of fixed maturities acquired - available for sale, at market value	(671,876)	(889,195)	(2,794,035)	(2,143,771)
Cost of fixed maturities acquired - available for sale, at fair value	(2,092)	(1,658)	(4,798)	(7,164)
Cost of equity securities acquired - available for sale, at market value	(1,097)	(7,472)	(54,584)	(20,126)
Cost of equity securities acquired - available for sale, at fair value	(180,308)	(111,767)	(424,252)	(305,046)
Cost of other invested assets acquired	(3,762)	(21,089)	(15,063)	(49,681)
Net change in short-term investments	(139,544)	(24,466)	(7,408)	(287,196)
Net change in unsettled securities transactions	(70,186)	59,991	(14,518)	65,957
Net cash provided by (used in) investing activities	(147,000)	(63,961)	103,404	(167,863)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period, net	5,103	1,913	51,672	19,868
Purchase of treasury shares	(100,001)	(25,026)	(549,956)	(250,025)
Revolving credit borrowings	(40,000)	-	-	-
Net cost of junior subordinated debt securities maturing	-	-	(329,897)	-
Third party investment in redeemable noncontrolling interest	87,500	-	87,500	-
Dividends paid to shareholders	(23,174)	(24,897)	(70,720)	(75,667)
Net cash provided by (used in) financing activities	(70,572)	(48,010)	(811,401)	(305,824)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(12,414)	16,752	(15,750)	24,158

Net increase (decrease) in cash	150,398	79,707	52,484	29,907
Cash, beginning of period	439,136	398,851	537,050	448,651
Cash, end of period	$589,534	$478,558	$589,534	$478,558

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (recovered)	$(1,820)	$30,662	$64,918	$54,463
Interest paid	243	5,851	23,524	31,936

Non-cash transaction:
Conversion of equity securities - available for sale, at market value, to fixed maturity securities - available for sale, at market value, including accrued
interest at time of conversion	-	-	-	92,981